Exhibit 5.1

                               November 16, 2004



 United Financial Mortgage Corp.
 815 Commerce Drive, Suite 100
 Oak Brook, Illinois  60523

      Re:  Registration Statement on Form S-8
           ----------------------------------

 Ladies and Gentlemen:

      We are acting as special counsel to United Financial Mortgage Corp., an Illinois corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on November 16, 2004 for the purpose of registering under the Securities Act of 1933, as amended, up to 400,000 shares of the Company's common stock, without par value (the "Common Stock") to be issued pursuant to the United Financial Mortgage Corp. 2004 Stock Incentive Plan (the "Plan").

      In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Plan, the Registration Statement, the Amended and Restated Articles of Incorporation and the Bylaws of the Company, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

      Based on the foregoing, we are of the opinion that the 400,000 shares of Common Stock that may be issued and paid for in accordance with the Plan are duly authorized and, if and when so issued and paid for, will be duly and validly issued by the Company and will be fully paid and nonassessable shares of Common Stock.

      We are duly licensed to practice law in the State of Illinois and in rendering the opinion set forth herein, we express no opinion as to the laws of any jurisdiction other than the laws of the State of Illinois, as currently in effect.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    /s/  Barack Ferrazzano Kirschbaum
                                         Perlman & Nagelberg LLP
                                    ______________________________________
                                    Barack Ferrazzano Kirschbaum Perlman &
                                    Nagelberg LLP